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                                                                   Exhibit 99.1


                                 [iVILLAGE LOGO]

FOR IMMEDIATE RELEASE


                 iVillage Inc. To Transfer Common Stock Listing
                          To The Nasdaq SmallCap Market

NEW YORK - December 19, 2002 - iVillage Inc. (Nasdaq: IVIL), a leading women's media company and the number one source for women's information online, today announced that the Company's common stock listing is scheduled to transfer from The Nasdaq National Market to The Nasdaq SmallCap Market, effective at the opening of the market on December 20, 2002. The Company's common stock will continue to trade under its current ticker symbol: IVIL.

Currently, iVillage meets all of the continued inclusion criteria for The Nasdaq SmallCap Market except for the minimum $1.00 bid price per share requirement set forth in Marketplace Rule 4310(c)(4). With the transfer to the SmallCap Market, iVillage will have until March 17, 2003 to demonstrate compliance with the minimum $1.00 bid price per share requirement, which will be achieved once the bid price of iVillage's common stock closes at $1.00 per share for a minimum of 10 consecutive trading days.

iVillage may be eligible to transfer back to The Nasdaq National Market, without any initial listing fees, if the Company's closing bid price per share is at least $1.00 for thirty consecutive trading days by September 12, 2003. The Company will also have had to maintain compliance with the National Market continued listing requirements while listed on The Nasdaq SmallCap Market, excluding bid price.

iVillage remains committed to its stockholders and believes that, like many companies in the sector, its current stock price does not accurately reflect the value of the Company.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Consulting, Promotions.com and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in approximately 1,100 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACT:

iVillage Inc.
Carl Fischer
Vice President, Corporate Communications
212.600.6502
cfischer@mail.ivillage.com